Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-116916 of First Regional Bancorp on Form S-8 of our report dated June 22, 2007, appearing in this Annual Report on Form 11-K of First Regional Bank 401(k) Plan for the year ended December 31, 2006

/s/ Farber Hass Hurley & McEwen, LLP

Camarillo, California

Los Angeles, California

June 28, 2007